ITEM 77C

Results of Proxy

Following are the results from the shareholder vote taken on March 25, 2003 to:

(1) Approve a new investment management agreement between CCM Advisors, LLC and CCM Advisor Fund (the "Master Fund") on behalf of each feeder fund.


AHA Full Maturity Fixed Income Fund

              Shares      % of Total Shares            % of Voted Shares
Shares for   Against      For         Against         For         Against
----------   -------   ----------    -----------    ---------    -----------

3,389,497       -       100.00 %        0.00 %      100.00 %         0.00 %


AHA Limited Maturity Fixed Income Fund

              Shares      % of Total Shares            % of Voted Shares
Shares for   Against      For         Against         For         Against
----------   -------   ----------    -----------    ---------    -----------

7,799,750       -         94.41 %       0.00 %       99.64 %         0.00 %


AHA Diversified Equity Fund

              Shares      % of Total Shares            % of Voted Shares
Shares for   Against      For         Against         For         Against
----------   -------   ----------    -----------    ---------    -----------

5,769,931       -        95.94 %        0.00 %       99.88 %         0.00 %


AHA Balanced Fund

              Shares      % of Total Shares            % of Voted Shares
Shares for   Against      For         Against         For         Against
----------   -------   ----------    -----------    ---------    -----------

3,554,603       -         99.84 %      0.00 %        99.84 %         0.00 %